SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2015 (December 4, 2014)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

760 Route 10, Suite 203
Whippany, New Jersey 07981
 (Address of Principal Executive Offices)

 (Prior Address if Changed From Last Report)

(973) 884-0136
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On or about January 8, 2015 the Company entered into a LLC Membership Purchase Agreement (the “Purchase Agreement”) with all of the Members of Harris Lee, LLC (“Harris Lee”) whereby the Company acquired all remaining equity interest in Harris Lee in exchange for 450,000 shares of the Company’s Series B Preferred Stock.  Harris Lee is in the process of becoming a licensed medical marijuana testing laboratory in the States of Colorado and Oregon, with intentions of expanding to other states in the future.  Harris Lee in a wholly owned subsidiary of the Company and is a complementary business to that of MA and Associates, LLC which received a license form the State of Nevada in November 2014 to become a licensed marijuana testing laboratory in the State of Nevada.   A copy of the Purchase Agreement is attached as Exhibit 99.01.

On or about January 8, 2015 the Company and Premier Venture Partners, LLC entered into an Amendment to April 4, 2014 Equity Purchase Agreement which changes the Pricing Period for any Put Notice to nine (9) days and allows the Company to put more shares than previously permitted.  The Company expects to take advantage of these new terms following to effectiveness of a soon to be filed Registration Statement on Form S-1 for additional shares to be registered for Premier. A copy of the Third Amendment to Equity Purchase Agreement is attached as Exhibit 99.02.

Item 7.01  Regulation FD Disclosure.

On December 4, 2014, the Company announced in a press release (Photo Release -- Pazoo Radio Episode 6 Featuring Big Brother 14 Contestant JoJo Spatafora) that Pazoo Radio had an opportunity to speak with reality TV contestant JoJo Spatafora about some of the behind the scenes goings on at Big Brother 14.  A copy of the press release is attached hereto as Exhibit 99.03.  On December 9, 2014, the Company announced in a press release (Pazoo.com Experiences Dramatic Increases to Several Internal Categories Since MobileSeed LLC Was Engaged Approximately 6 Weeks Ago) that Pazoo has experienced dramatic increases in traffic to Pazoo.com since engaging MobileSeed LLC.  Particularly the Facebook referral traffic increased by more than 26% and there was a 125% increase in organic traffic.  A copy of the press release is attached hereto as Exhibit 99.04.  On December 11, 2014, the Company announced in a press release (MA & Associates, LLC, Pazoo's Nevada Medical Marijuana Laboratory Testing Partner, Receives Purchase Order From One of the Largest Growers in Nevada) that MA & Associates, LLC received its first purchase order for a grower of 200,000 sq. ft. and expected to get commitments from growers representing 500,000 sq. ft. of growth.  The annual revenue for each 100,000 sq. ft. of growth is expected to be approximately $1,000,000.  MA & Associates hopes to take delivery of product under this first purchase order in late February 2015.  A copy of the press release is attached hereto as Exhibit 99.05.   On December 17, 2014, the Company announced in a press release (Pazoo, Inc. Commissions Cohen Grassroots Research, Inc. to Issue Research Report on Company) that the Company commissioned Cohen Grassroots Research, Inc. to review the business operations of Pazoo and issue a research report after analyzing the various business ventures of Pazoo and look into the future of what Pazoo has to offer.  A copy of the press release is attached hereto as Exhibit 99.06.    On December 18, 2014, the Company announced in a press release (Pazoo Medical Marijuana Partner, MA & Associates, LLC, Receives a Two Year Exclusive Contract From One Grower for Up to 875,000 Square Feet of Grow) that MA & Associates, LLC received an exclusive testing agreement with a grower of 100,000 sq. ft. with the intention that the grower will expand to nearly 900,000 sq. ft. of growth.  Product testing is expected to begin in March 2015.  A copy of the press release is attached hereto as Exhibit 99.07.    On January 7, 2015, the Company announced in a press release (Pazoo.com Inspiration Expert Jenna Lowthert Launches New Blog, Book, and Radio Interview) that Jenna Lowthert, a Pazoo inspirational expert, has been making the publicity circuit in promotion of her new book entitled: "Life Goes On..?" following the loss of her mother to lung cancer.  Her journey is truly inspirational.  A copy of the press release is attached hereto as Exhibit 99.08.    On January 12, 2015, the Company announced in a press release (Pazoo.com Inspiration Expert Jenna Lowthert to be Interviewed on Newsmax TV, Former NFL Player Rod Trafford and Four More Experts Join Pazoo) that Jenna Lowthert, a Pazoo inspirational expert, scheduled to be interviewed by Newsmax TV and that 5 more experts have joint the ranks of Pazoo, including former NFL player Rod Trafford.  A copy of the press release is attached hereto as Exhibit 99.09

The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.03 through 99.09 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.
	99.01	LLC Membership Purchase Agreement.
	99.02	Third Amendment to Equity Purchase Agreement.
	99.03	Press Release dated December 4, 2014.
	99.04	Press Release dated December 9, 2014.
	99.05	Press Release dated December 11, 2014.
	99.06	Press Release dated December 17, 2014.
	99.07	Press Release dated December 18, 2014.
	99.08	Press Release dated January 7, 2015.
	99.09	Press Release dated January 12, 2015.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2015	PAZOO, INC. (Registrant)

	By:	/s/ David M. Cunic
David M. Cunic/ CEO